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                     The Penn Insurance and Annuity Company
                   Independence Square, Philadelphia, PA 19172

National Accounts - Broker-Dealers Licensed to Sell Variable Annuities and/or Variable
Life Insurance under Federal Securities Laws
(Companion Agreement - Form A-2)


                                          BROKER-DEALER SELLING AGREEMENT

         THE PENN INSURANCE AND ANNUITY COMPANY (hereinafter called "PIA") and Hornor, Townsend & Kent, Inc. (hereinafter called "Distributor") enter into this Agreement with________________________________________(hereinafter called
"Broker-Dealer") on this date _________________________, 19 agree as follows:


                              W I T N E S S E T H:

         WHEREAS, PIA is in the business of issuing annuity and life insurance contracts to the public;

         WHEREAS, Distributor is an affiliate of PIA, is registered as a broker-dealer under the Securities Exchange Act of 1934, is a member of the National Association of Securities Dealers, Inc., and is assisting PIA in the distribution of such contracts;

         WHEREAS, Broker-Dealer is registered as a Broker-Dealer under the Securities Exchange Act of 1934 and is a member of the National Association of Securities Dealer, Inc.;

         WHEREAS, Broker-Dealer is affiliated with , (hereinafter referred to as "Corporate Insurance Agent") a corporation which is properly licensed under the insurance laws of the state(s) in which Broker-Dealer will act under this agreement;

         WHEREAS, the parties desire to enter into an arrangement under which Broker-Dealer and Corporate Insurance Agent agree to sell certain variable annuity and variable life insurance contracts issued by PIA;

         NOW THEREFORE, in consideration of these premises and mutual covenants herein contained, the parties agree as follows:

 1. APPOINTMENT OF BROKER-DEALER

    1.1 Subject to the terms and conditions of this agreement, PIA and Distributor authorizes as a Broker-Dealer non-exclusive agent for the solicitation of applications for, and the servicing of, variable annuity and/or variable life insurance contracts identified in the schedule(s) attached hereto, and Broker-Dealer accepts such authorization. The variable annuity and/or variable life insurance contracts identified in the schedules(s) are referred to herein as "Contracts".

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    1.2  Broker-Dealer and its representatives shall be independent contractors as to PIA and Distributor and, subject to the terms and conditions of this agreement, free to exercise their own judgment as to the time, place and means of performing all acts hereunder. Nothing in this agreement is intended to create a relationship of employer and employee as between PIA or Distributor, on the one hand, and representatives of Broker-Dealer on the other.

 2. SECURITY REGULATIONS AND INSURANCE COORDINATION OF AGREEMENTS.

    2.1 The sale of variable annuity and variable life insurance contracts identified in the schedule(s) attached and Insurance hereto is subject to and regulated under federal securities laws (and may also be subject to and regulated under certain state securities laws), in addition to state insurance laws. It is understood and agreed that registered representatives of Broker-Dealer shall also be representative of Corporate Insurance Agent and that Corporate Insurance Agent shall contemporaneously enter into a Corporate Insurance Agent Selling Agreement with PIA and Distributor covering the sale of such contracts. This agreement and the Corporate Insurance Agent Selling Agreement shall govern the sales of such contracts.

 3. SALE OF CONTRACTS.

    3.1 Broker-Dealer shall use its best efforts to solicit applications for Contracts from persons for whom the Contracts are suitable, in accordance with the terms and conditions of this agreement.

    3.2 All applications for Contracts shall be made on applications forms authorized by PIA. Broker-Dealer shall diligently review all such applications for accuracy and completeness and shall take all reasonable and appropriate measures to assure that applications submitted to PIA are accurate and complete.

    3.3 All purchase payments collected by Broker-Dealer for PIA shall be received in trust and shall be remitted immediately, together with the application and any other required documentation, to PIA at the address indicated on the application or to such other address as PIA may specify in writing. All checks or money orders for payments under Contracts shall be drawn to the order of PIA, except as may be provided in the Corporate Insurance Agent Selling Agreement (referred to in section 21. of this Agreement).


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    3.4  All applications are subject to acceptance or rejection by PIA in its sole discretion. PIA may at any time in its sole discretion discontinue issuing the Contracts or change the form and content of new Contracts to be issued.

    3.5 In soliciting applications for Contracts, Broker-Dealer may not accept risk of any kind for or on behalf of PIA and may not bind PIA by promise or agreement or alter any Contract in any way.

 4. COMPLIANCE

    4.1 In consideration of and as full compensation for the services performed in accordance with this agreement, Corporate Insurance Agent will receive compensation from PIA as set forth in the schedule(s) attached to the Corporate Insurance Agent Selling Agreement referred to in
         Section 2.1 of this agreement.

    4.2 Should PIA for any reason return to the payor any payment made under a Contract Broker-Dealer shall cause Corporate Insurance Agent to repay PIA the total amount of any compensation which PIA may have paid Corporate Insurance Agent with respect to such payment.

    4.3 PIA may, in its sole discretion, change the amount, terms and conditions of compensation with respect to payments received by PIA under Contracts.

    4.4 PIA shall not be obligated to pay any compensation which would be in violation of applicable laws of any jurisdiction, anything in this agreement to the contrary notwithstanding.

    4.5 With respect to compensation paid to Corporate Insurance Agent in connection with the sale of variable annuity and/or variable life insurance contracts, Broker-Dealer shall cause Corporate Insurance Agent to maintain, on behalf of Broker-Dealer, such books and records as are necessary for Broker-Dealer to comply with applicable recordkeeping requirements under federal and state securities law and under the rules of the National Association of Securities Dealers, Inc.

 5. COMPLIANCE WITH SECURITIES LAWS.

    5.1 Broker-Dealer shall not solicit applications for Contracts unless PIA or Distributor has notified Broker-Dealer that a registration statement required under the Securities Act of 1933 is effective as to such contracts and unless Broker-Dealer is duly registered as a broker-dealer under the Securities Exchange Act of 1934, is a member in good standing of the National Association of Securities Dealers, Inc., and is duly licensed under any applicable securities laws of the state or jurisdiction in which Broker-Dealer engages in such activity.

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    5.2  PIA or Distributor shall furnish Broker-Dealer with copies of the current prospectuses (and current supplements thereto) required to be used in soliciting applications for variable annuity and/or variable life insurance contracts.

    5.3 Broker-Dealer and its representatives shall comply with all applicable securities laws and regulations and with the rules of the National Association of Securities Dealers, Inc. in soliciting applications for and servicing Contracts. Broker-Dealer shall be fully responsible for all acts of its representatives in soliciting applications for and servicing Contracts.

 6. ADVERTISEMENTS, SALES LITERATURE AND OTHER COMMUNICATIONS.

    6.1 Broker-Dealer shall not print, publish, distribute or use any advertisements, sales literature or other writing relating to the Contracts unless such advertisements, sales literature or other writing shall have first been approved in writing by PIA and Distributor.

    6.2 Broker-Dealer shall exercise care not to misrepresent the Contracts or PIA and shall make no oral or written representation which is inconsistent with the terms of the Contracts or with the information in any prospectus or sales literature furnished by PIA or it misleading in any way.


 7. INDEMNIFICATION.

    7.1 Broker-Dealer shall indemnify or hold harmless PIA and Distributor and each director and officer of PIA and Distributor against any losses, claims, damages or liabilities, including but not limited to reasonable attorneys' fees and court cost to which PIA or Distributor and any such director or officer may become subject, under the Securities Act of 1933 or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any unauthorized use of sales materials or any verbal or written misrepresentations or any unlawful sales practices, or the failure of Broker-Dealer, its officers, employees or representative to comply with the provisions of this agreement or the willful misfeasance, bad faith, negligence or misconduct of Broker-Dealer, its officers, employees, or representatives in the solicitation of applications for and the servicing of Contracts.

    7.2 PIA and Distributor shall indemnify and hold harmless Broker-Dealer and each officer or director of Broker-Dealer against any losses, claims, damages or liabilities, joint or several, including but not limited to reasonable attorneys, fees and court cost to which Broker-Dealer or such officer or director becomes subject, under the Securities Act of 1933 or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact required to be stated therein or necessary to make the statements therein not misleading, contained in any registration statement or any post-effective amendment or supplement to the prospectus, or in any sales material written by PIA or Distributor.
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    7.3  In the event PIA suffers a loss resulting from Broker-Dealer activities, Broker-Dealer hereby assigns any proceeds received under its fidelity bond to PIA to the extent of such losses. If there is any deficiency amount, whether due to a deductible or otherwise, Broker-Dealer shall promptly pay PIA such amount on demand and Broker-Dealer shall indemnify and hold harmless PIA from any such deficiency and from the costs of collection thereof (including reasonable attorneys' fees).

 8. COMPLAINTS, INVESTIGATIONS & PROCEEDINGS.

    8.1 Broker-Dealer shall promptly notify PIA and Distributor of any allegation that Broker-Dealer or any of its representatives violated any law, regulation or rule in soliciting applications for or servicing Contracts, and shall provide PIA with full details, including copies of all legal documents pertaining thereto.

    8.2 Broker-Dealer shall cooperate fully with PIA and Distributor in any regulatory investigation or proceeding or judicial proceeding involving the solicitation of application for and servicing Contracts by Broker-Dealer or any of its representatives.

 9. NONWAIVER.

    9.1 Forbearance by PIA or Distributor to enforce any rights under this agreement shall not be construed as a waiver of any of the terms and conditions of this agreement and the same shall remain in full force and effect. No waiver of any provision of this agreement shall be deemed to be a waiver of any other provision, whether or not similar, nor shall any waiver of a provision of this agreement be deemed to constitute a continuing waiver.


10. AMENDMENT

    10.1 PIA reserves the right to amend this Agreement at any time. Broker-Dealer's submission of an application for a Contract after notice of any such amendment shall constitute agreement of Broker-Dealer to such amendment.

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11. TERMINATION AND ASSIGNMENT

    11.1 This agreement may be terminated by any party, with or without cause, upon giving written notices to the other parties. This agreement shall automatically terminate if Broker-Dealer is adjudicated as bankrupt or avails itself of any insolvency act or if a permanent receiver or trustee in bankruptcy is appointed for the property of Broker-Dealer. Upon termination of this agreement with or without cause, all authorizations, rights and obligations shall cease, except the rights and obligations set forth in sections 7 and 8 of this agreement and the obligations to settle account hereunder, including the immediate forwarding of all payments received by Broker-Dealer under Contract to PIA, and except as may be expressly stated otherwise in this agreement.

    11.2 This agreement may not be assigned without the written consent of all parties.

12. GOVERNING LAW.

    12.1 This agreement shall be construed in accordance with and governed by the laws of the Commonwealth of Pennsylvania.



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                  IN WITNESS WHEREOF, the parties hereto have caused this
Agreement to be executed by their officers designated below on the day and year first written.

                                         ---------------------------------------
                                                Name of Broker-Dealer

                                         By:
                                            ------------------------------------
                                                      Signature

                                         ---------------------------------------
                                                         Name

                                         ---------------------------------------
                                                        Title

                                         THE PENN INSURANCE AND ANNUITY COMPANY

                                         By:
                                            ------------------------------------
                                                      Signature

                                         ---------------------------------------
                                                         Name

                                         ---------------------------------------
                                                        Title


                                         HORNOR, TOWNSEND & KENT, INC.

                                         By:
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                                                      Signature

                                         ---------------------------------------
                                                         Name

                                         ---------------------------------------
                                                        Title